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                                                                   Exhibit 10.10


                            1999 DIRECTOR OPTION PLAN
                                       OF
                               I.D. SYSTEMS, INC.

            1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to non-employee directors of I.D. Systems, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 18 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of nonqualified stock options ("NQSOs") to non-employee directors of the Company or any of its subsidiaries.

            2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 300,000 (taking into account a 1.25 stock split to be effected prior to or contemporaneous with the Company's initial public offering ("IPO")). Such shares of Common Stock may, in the discretion of the Committee (as defined in Paragraph 3), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is cancelled, is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

            3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Company's Board of Directors which, to the extent that it may determine, may delegate its powers with respect to the administration of the Plan to a committee of the Board of Directors of the Company (the "Committee") consisting of not less than two directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). References in the Plan to determinations or actions by the Committee shall be deemed to include determinations and actions by the Board of Directors.

            Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, with respect to Outside Director Options (as defined in Paragraph 18): to construe the respective contracts referred to in Paragraph 11 (the "Contract") and the Plan; to determine the terms and conditions of the Outside Director Options; to determine the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other


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determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

            No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

            4. ELIGIBILITY; GRANTS. On the earlier of (i) the date the IPO is completed, and (ii) the date each member of the Board of Directors who is not on such date an employee of the Company or any of its Subsidiaries is first elected as a member of the Board of Directors, each such member shall be granted an Outside Director Option to purchase 15,000 shares of Common Stock. In addition, on the first day of each fiscal quarter thereafter, each member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries and who has served on the Board of Directors for at least six months shall be granted an additional Outside Director Option to purchase 2,000 shares of Common Stock. In the event the remaining shares available for grant under the Plan are not sufficient to grant the Outside Director Options to such non-employee directors in any year, the number of shares subject to each Outside Director Option for such year shall be reduced proportionately. The Committee shall have no discretion with respect to the selection of directors to receive Outside Director Options or the amount, the price or the timing with respect thereto. A director who is not an employee of the Company or any of its Subsidiaries shall not be entitled to receive any options other than Outside Director Options as provided herein.

            5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each Outside Director Option shall be equal to the fair market value of the Common Stock subject to such option on the date of grant.

            The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices of the Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and
(i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average of the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; PROVIDED, HOWEVER, that if clauses
(a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the


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Treasury Department relating to stock options. The determination of the
Committee shall be conclusive in determining the fair market value of the stock.

            6. TERM. Each Outside Director Option shall have a term of 10 years commencing on the date of grant. Options shall be subject to earlier termination as hereinafter provided.

            7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office (at present 90 William Street, Suite 402, New York, New York 10038, Attn: Jeffrey M. Jagid, Chief Operating Officer, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check, or (b) with the consent of the Committee (in the Contract or otherwise), with shares of Common Stock having been held for at least six months and having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock.

            A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; PROVIDED, HOWEVER, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

            In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

            8. TERMINATION OF RELATIONSHIP WITH COMPANY. Any holder of an Outside Director Option whose status as a director of the Company, has terminated for any reason other than his or her death or Disability (as defined in Paragraph 18) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his or her status as a director shall be terminated either (a) for cause, or (b) without the consent of the Company, said option shall terminate immediately.

            Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue as a director of the Company, or interfere in any way with the right of the Stockholders to terminate the director's relationship at any time for any reason whatsoever without liability to the Stockholders, the Company, its Parent or any of its Subsidiaries.

            9. DEATH OR DISABILITY OF AN OPTIONEE. Any optionee whose status as a director has terminated by reason of Disability may exercise his or her Outside Director Options, to the


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extent they are exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

            If an optionee dies (a) while he or she is a director of the Company, (b) within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or
(c) within one year following the termination of such relationship by reason of Disability, the Outside Director Options, may be exercised, to the extent exercisable on the date of his or her death, by his or her executor, administrator or other person at the time entitled by law to the rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

            10. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, among other things, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

            The Committee may require the optionee to execute and deliver to the Company his or her representation and warranty, in form and substance satisfactory to it, that the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. In addition, the Committee may require the optionee to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, at the request of the Committee and prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

            11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee.

            12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provisions of the Plan:

                        (a) a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, or a spin-off, split-up, combination or exchange of shares or the like


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which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the Committee shall appropriately adjust the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof. Such adjustments shall be conclusive and binding on all parties and may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

                        (b) liquidation or dissolution of the Company, or a merger to which the Company is a party whether or not it is the surviving corporation or a consolidation or a sale by the Company of all or substantially all of its assets, then, except as set forth below, the options granted hereunder which are outstanding or unvested as of the date of such event, shall continue to be outstanding and the optionee shall be entitled to receive an option in the surviving corporation for the same number of shares as he would have been entitled to receive if he had exercised the options granted hereunder immediately prior to the transaction and actually owned the shares of common stock subject to such option. The exercise price of the option in the surviving corporation shall be such that the aggregate consideration for the shares of stock subject to the option in the surviving corporation shall be equal to the aggregate consideration payable with respect to the option granted under the Plan.

            Notwithstanding the foregoing, the Company shall have the right, by written notice, provided to an optionee sent no later than 15 days prior to the proposed liquidation, dissolution, merger or other transaction, to advise the optionee that upon consummation of the transaction all options granted to any optionee under the Plan shall terminate and be void, in which event, the optionee shall have right to exercise all options then currently exercisable in accordance with the terms of the applicable option Contract within 10 days after the date of the notice from the Company.

            Upon a Change of Control of the Company (as defined below), each option shall become immediately exercisable with respect to all shares of Common Stock subject thereto, unless the provisions of paragraphs 12(a) or (b) are operative. For purposes hereof, a "Change in Control" shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for an employee stock ownership trust (or any of the trustees thereof) or any of the executive officers as of the date of Stockholder approval of the Plan becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in "control" of the Company (as the term "control" is defined in Rule 12b-2 or any successor rule promulgated under the Act) shall have occurred; (iii) the majority of the Board of Directors, as such entire Board of Directors is composed at the date of this Agreement, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to his death, disability or termination for cause; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or


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substantially all of the Company's assets; or (v) the stockholders of the
Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

            13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors of the Company on ______ 1999. No option may be granted under the Plan after __________ 2009. The Board of Directors, without further approval of the Company's stockholders, may at any time and from time to time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, to comply with applicable requirements of the Securities Act and the Exchange Act, or to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

            14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by the holder or his or her legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

            15. WITHHOLDING TAXES. The Company may withhold cash and/or shares of Common Stock to be issued to the optionee having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

            16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option


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under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock.

            17. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Committee may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
18) or assume the prior options of such Constituent Corporation.

            18.   DEFINITIONS.

                  a. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  b. Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

                  c. Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

                  d. Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an "incentive stock option" (within the meaning of Section 422 of the Code)), or any Parent or any Subsidiary of such corporation.

                  e. Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                  f. Outside Director Option. The term "Outside Director Option" shall mean a NQSO granted pursuant to the Plan to a person who, at the time of grant, is a director of the Company but is not an employee of the Company or any of its Subsidiaries.

            19. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the written consent of the majority of the stockholders. No options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before May 1, 2000, the Plan and any options granted hereunder shall terminate.


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